QUEST NET CORP.
                           1999 EQUITY INCENTIVE PLAN


                               ARTICLE 1: PURPOSE

         1.1 GENERAL. The purpose of the Quest Net Corp. 1999 Equity Incentive Plan (the "Plan") is to promote the interests of Quest Net Corp. (the "Company"), by enabling the Company to motivate, attract, and retain the services of persons upon whose judgment, efforts, and contributions the success of the Company's business depends. The plan is further intended to align the personal interests of such persons with the interests of stockholders of the Company through equity participation in the Company's growth and success. Capitalized terms not otherwise defined in the text are defined in Article 14.


                        ARTICLE 2: EFFECTIVE DATE; TERM.

         2.1 EFFECTIVE DATE. The Plan shall become effective at the date and time of its approval by the stockholders of the Company (the "Effective Date"). The Plan shall be submitted to the stockholders of the Company for their approval at the 1999 Annual Meeting of the Company.

         2.2 TERM. This Plan shall terminate on the tenth (10th) anniversary of the Effective Date, subject to Article 12.


                     ARTICLE 3: SHARES SUBJECT TO THE PLAN.

         3.1 NUMBER OF SHARES. The maximum number of shares of Stock reserved and available for delivery pursuant to Stock Rights or which may be used to provide a basis of measurement or valuation of a Stock Right shall be equal to the sum of (a) 15,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, the Series Rights and preferences of which are to be determined by the Company's Board of Directors, plus (b) any shares of Stock available for future Stock Rights under the Predecessor Plan as of the Effective Date, plus
(c) the additional shares of Stock described below in this Article 3. No additional grants shall be made under the Predecessor Plan after the Effective Date. The limitations of this Article 3 shall be subject to adjustment as provided in Section 11.1.

         3.2 LAPSED STOCK RIGHTS. To the extent that a Stock Right under the Plan or the Predecessor Plan is forfeited, terminates, expires, or lapses for any reason, any shares of Stock subject to the Stock Right will again be available for the grant of a Stock Right under the Plan. To the extent any shares of Stock covered by an Stock Right are not delivered to a Participant or beneficiary because the Stock Right is forfeited, terminates, expires or lapses for any reason, or the shares of Stock are not delivered because the Stock Right is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

         3.3 PAYMENTS IN STOCK. Any shares of Stock tendered (by delivery or attestation) to the Company in connection with payment for Stock purchased pursuant to the Plan or any Predecessor Plan or payment of withholding taxes with respect to any Stock Right shall be added back to the aggregate number of shares reserved and available for Stock Rights under the Plan and only the number of shares of Stock issued net of the number of shares tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

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         3.4 LIMITATIONS. Subject to adjustment as provided in Section 11.1, the following additional limitations apply under the Plan:

         (a) The maximum number of shares of Stock that may be delivered pursuant to Stock Rights of Incentive Stock Options, Non-Qualified Stock Options or other Stock Rights shall be 15,000,000 shares.

         (b) In no event shall the aggregate fair market value (determined at the time an Incentive Stock Option is granted) of Common Stock for which Incentive Stock Option's granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000.

         (c) The maximum payment that can be made for Stock Rights granted to any one individual pursuant to Section 8 (Stock-Reference Stock Rights) shall be $500,000 for any single or combined performance goal established for any annual performance. If an Stock Right granted under
         Section 8 is, at the time of grant, denominated in shares, the value of the shares of Stock for determining this maximum individual payment amount will be the Fair Market Value of the shares of Stock on the first day of the applicable performance period.

         3.5 STOCK DISTRIBUTED. Any Stock distributed pursuant to a Stock Right may consist, in whole or in part, of authorized and unissued Stock, treasury Stock, or Stock purchased on the open market.


                             ARTICLE 4: ELIGIBILITY.

         4.1 GENERAL. Stock Rights may be granted only to an individual who is an officer, director or employee (including employees who also are directors or officers), consultants, independent contractors, or advisers of the Company or a Subsidiary, and to other individuals the Company or a Subsidiary proposes to engage in one of the foregoing capacities, as determined by the Committee.



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                           ARTICLE 5: ADMINISTRATION.

         5.1 ADMINISTRATORS. The Plan will be administered by the Company's Board of Directors (the "Committee"). The Board may, in its discretion, delegate its powers with respect to the Plan to an employee benefit plan committee or any other committee. A majority of the members of any such Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members.

         5.2 AUTHORITY OF THE COMMITTEE. Subject to ratification of the grant or authorization of each Stock Right by the Committee (but only if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the exclusive power, authority, and discretion to:

         (a) Designate Participants;

         (b) Determine the type or types of Stock Rights to be granted to each Participant;

         (c) Determine the number of Stock Rights to be granted and the number of shares of Stock subject to a Stock Right;

         (d) Prescribe the form of each Stock Right Agreement, which need not be identical for each Participant;

         (e) Determine the terms and conditions of any Stock Right granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Stock Right, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Stock Right and accelerations or waivers thereof, any performance criteria, and any modification or amendment of any Stock Right previously granted, based in each case on such considerations as the Committee in its sole discretion determines;

         (f) Determine whether, to what extent, and under what circumstances an Stock Right may be settled in, or the exercise price of an Stock Right may be paid in, cash, Stock, other Stock Rights, or other property, or an Stock Right may be canceled, forfeited, or surrendered;

         (g) Decide all other matters that must be determined in connection with a Stock Right;

         (h) Establish, adopt, or revise any rules or regulations, as it may deem necessary or advisable to administer the Plan;

         (i) Interpret the Plan, any Stock Right, and any Stock Right Agreement in its discretion; and

         (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

         5.3 LIABILITY. No members of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any stock right granted under it. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

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         5.4 GRANTS TO THE COMMITTEE. Stock Rights may be granted to members of the Committee, whether such grants are in their capacity as directors, officers or consultants, but no discretionary Stock Rights shall be granted to any person who is, at the time of the proposed grant, a member of the Committee unless such grant has been approved by a majority vote of the disinterested members of the Committee. All grants of Stock Rights to members of the Committee shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Committee who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of discretionary Stock Rights but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting to him of Stock Rights.

         5.5 DECISIONS BINDING. All decisions, interpretations, and determinations by the Committee with respect to the Plan, any Stock Right, and any Stock Right Agreement are final, binding, and conclusive on all parties.


                            ARTICLE 6: STOCK OPTIONS.

         6.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

         (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that such exercise price shall not be less than seventy-five percent (75%) of the Fair Market Value as of the date of grant in the case of a Non-Qualified Stock Option and one hundred percent (100%) of such Fair Market Value in the case of an Incentive Stock Option. In the case of an Incentive Stock Option to be granted to an employee owning stock which represents more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such Incentive Stock Option shall not be less than 110 percent (110%) of the fair market value per share of Common Stock on the date of grant and such Incentive Stock Option shall not be exercisable after the expiration of 5 years from the date of grant.

         (b) PAYMENT. Payment for Stock issued upon exercise of an Option shall be made in accordance with Article 9 of the Plan.

         (c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, that no Option may be exercisable prior to six months following the date of the grant of such Option. The Committee also shall determine the expiration date of each Option and the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may provide in any Stock Right Agreement with respect to an Option for expiration prior to its expiration date, or for accelerated exercisability, in the event of the Participant's death, disability, retirement, termination of service, or other events.

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         (d) EVIDENCE OF OPTION. All Options shall be evidenced by a written
         Agreement between the Company and the Participant. The Agreement shall include such provisions as may be specified by the Committee. The Agreement shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Option.

         6.2 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

         (a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

         (b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

         (c) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time a Stock Right is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00. Any Options granted that exceed this threshold shall be automatically deemed Non-Qualified Options.

         (d) TEN PERCENT OWNERS. An Incentive Stock Option may be granted to a Ten Percent Owner, provided that at the time such option is granted the exercise price per share of Stock shall not be less than 110% of the Fair Market Value and such option by its terms is not exercisable after the expiration of five (5) years from the date of its grant.

         (e) EXPIRATION OF INCENTIVE STOCK OPTIONS. No award of an Incentive Stock Option may be made pursuant to this Plan after the expiration of ten (10) years from the Effective Date.

         (f) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

         (g) EMPLOYEES ONLY. Only common law employees of the Company or a Subsidiary are eligible to receive Incentive Stock Options.


                       ARTICLE 7: RESTRICTED STOCK AWARDS.

         7.1 RESTRICTED STOCK AWARDS. The Committee is authorized to make Stock Awards of Restricted Stock to Participants either in the form of a grant of Stock or an offer to sell Stock to a Participant, in such amounts and subject to such terms, conditions and restrictions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by an Agreement. A Stock Award Agreement may specify whether, and to what extent, holders of Restricted Stock Awards shall have voting, dividend, and other rights of holders of Stock.

         7.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, including without limitation "vesting" or forfeiture restrictions, as the Committee may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Stock Right or thereafter.

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         7.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Stock Right or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Stock Right Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in specified circumstances, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

         7.4 PAYMENT AND CERTIFICATES FOR RESTRICTED STOCK. If a Restricted Stock Right provides for the purchase of Stock by a Participant, payment shall be made pursuant to Article 9 of the Plan. Restricted Stock granted under the Plan may be evidenced in such manner, as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

         7.5 RESTRICTIONS ON RESTRICTED STOCK RIGHTS. Each Restricted Stock Right shall be subject to such conditions, restrictions and contingencies, as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such Stock Rights may be based on one or more business criteria that apply to the individual participant, a business unit of the Company, a Subsidiary or the Company as a whole, and/or performance as compared with that of other publicly traded companies. Such criteria may include, but are not limited to, stock price, market share, sales, earnings, earnings per share, return on equity, or costs. The Committee may designate a single performance goal criterion, or multiple performance goal criteria.


                    ARTICLE 8: STOCK REFERENCE STOCK AWARDS.

         8.1 GRANT OF STOCK-REFERENCE AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock Rights that are payable in, valued in whole or in part by reference to, or otherwise, based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into shares of Stock, and Stock Rights valued by reference to book value of shares of Stock or the value of securities of or the performance of specified divisions or Subsidiaries of the Company.

         8.2 RESTRICTIONS ON STOCK-REFERENCE AWARDS. Each Stock-Reference Award shall be subject to such conditions, restrictions and contingencies, as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such Stock Rights may be based on one or more business criteria that apply to the individual participant, a business unit of the Company, a Subsidiary, or the Company as a whole, and/or performance as compared with that of other publicly traded companies. Such criteria may include, but are not limited to, stock price, market share, sales, earnings, earnings per share, return on equity, or costs. The Committee may designate a single performance goal criterion, or multiple performance goal criteria.

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                     ARTICLE 9: PAYMENT FOR STOCK PURCHASES;
                       WITHHOLDING TAXES; RELOAD OPTIONS.

         9.1 PAYMENT. Payment for Stock purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee in a Stock Right Agreement (or otherwise in writing where permitted by law):

         (a) By cancellation of indebtedness of the Company to the Participant;

         (b) By surrender of (or attestation to the ownership of) Stock, valued at Fair Market Value on the date new Stock is purchased under the Plan; provided, however, that such surrender or attestation shall not be permitted if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Stock Right for financial reporting purposes;

         (c) By tender of a full recourse promissory note having such terms as may be approved by the Committee, secured by the Stock purchased, and bearing interest at a rate sufficient to avoid imputation of income under Sections 482 and 1274 of the Code; provided, however, that Participants who are not employees of the Company shall not be entitled to purchase Stock with a promissory note unless the note is adequately secured by collateral other than the Stock; provided, further, that in the case of newly issued shares of Stock, the portion of the Purchase Price equal to the par value of the Stock, if any, must be paid in cash or other legal consideration;

         (d) By waiver of compensation due or accrued to Participant for services rendered;

         (e) By tender of property acceptable to the Committee;

         (f) With respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock then exists:

                  (1) Through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD" Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Stock so purchased to pay for the exercise price and any applicable withholding taxes, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the exercise price and any such withholding taxes directly to the Company;

                  (2) Through a "margin" commitment from Participant and a NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price and any applicable withholding taxes, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the exercise price and any such withholding taxes directly to the Company; or

                  (3) Through any other "cashless exercise" procedure approved by the Committee; or

         (g) By any combination of the foregoing.


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         9.2 LOAN GUARANTEES. The Committee may help the Participant pay for
Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

         9.3 TAX WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. Whenever, under the Plan, payments in satisfaction of Stock Rights are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements. With respect to withholding required upon any taxable event relating to the issuance of Stock under the Plan, Participants may elect, subject to the Committee's approval and any rules or policies adopted by the Committee from time to time, to satisfy the withholding requirement, in whole or in part, by having the Company or any Subsidiary withhold shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes. The Committee may, at the time any Stock Right is granted, require that any and all applicable tax withholding requirements be satisfied by the withholding of shares of Stock as set forth above.

         9.4 RELOAD OPTIONS. Stock Right Agreements may contain a provision pursuant to which a Participant who pays all or a portion of the exercise price of an Option or the tax required to be withheld pursuant to an exercise of an Option by surrendering shares of Stock pursuant to Sections 9.1 or 9.3, respectively, shall be automatically granted an Option for the purchase of Stock equal to the number of shares surrendered (a "Reload Option"). The grant of the Reload Option shall be effective on the date the Participant surrenders the shares of Stock in respect of which the Reload Option is granted (the "Reload Date"). The Reload Option shall have an exercise price equal to the Fair Market Value of the Stock on the Reload Date, and shall have a term which is no longer, and which shall lapse no later, than the original term of the underlying option. If stock otherwise available under an Incentive Stock Option is withheld pursuant to Section 9.3, any Reload Option granted in connection with the withholding shall be treated as a new Incentive Stock Option, subject to the rules set forth in Section 6.2.

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                        ARTICLE 10: ADDITIONAL PROVISIONS
                           APPLICABLE TO STOCK RIGHTS.

         10.1 STAND-ALONE, TANDEM, AND SUBSTITUTE STOCK RIGHTS. Stock Rights granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Stock Right granted under the Plan. Stock Rights granted in addition to or in tandem with other Stock Rights may be granted either at the same time as or at a different time from the grant of such other Stock Rights.

         10.2 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Stock Right for a payment in cash, Stock, or another Stock Right, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

         10.3 TERM OF STOCK RIGHT. The term of each Stock Right shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

         10.4 FORM OF PAYMENT FOR STOCK RIGHTS. Subject to the terms of the Plan and any applicable law or Stock Right Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Stock Right may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Stock Rights, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

         10.5 LIMITS ON TRANSFER. No right or interest of a Participant in any Stock Right may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided below, no Stock Right shall be assignable or transferable by a Participant other than by will, beneficiary designation or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in Section 414(p)(1)(A) of the Code or Title I of the Employee Retirement Income Security Act, or the rules there under. The Committee may determine and specify in any Stock Right Agreement for an Stock Right other than an Stock Right that includes an Incentive Stock Option, at the time of granting an Stock Right or thereafter, that a Participant may assign or otherwise transfer all or a portion of the rights represented by the Stock Right to specified individuals or classes of individuals, or to a trust benefiting such individuals or classes of individuals, or to a partnership or other entity in which all partners or equity owners are such individuals, subject to such restrictions, limitations, or conditions as the Committee deems to be appropriate.

         10.6 STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules, and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

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                         ARTICLE 11: CHANGES IN CAPITAL
                          STRUCTURE; CHANGE OF CONTROL.

11.1 GENERAL ADJUSTMENTS. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Stock, a declaration of a dividend payable in a form other than Stock in an amount that has a material effect on the price of the Stock, a combination or consolidation of the outstanding Stock (by classification or otherwise) into a lesser number of shares of Stock, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of shares of Stock available for future Stock Rights under
Article 3, (b) the limitations set forth in Article 3, (c) the number and kind of shares of Stock covered by each outstanding Stock Right or (d) the exercise price under each outstanding Option or other Stock Right in the nature of rights that may be exercised. Except as provided in this Article 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

         11.2 DISSOLUTION OR LIQUIDATION. To the extent not previously exercised, Stock Rights shall terminate immediately prior to the dissolution or liquidation of the Company.

         11.3 REORGANIZATIONS. In the event that the Company is a party to a merger, consolidation, or other reorganization, outstanding Stock Rights shall be subject to the agreement of merger, consolidation, or reorganization. The Committee shall cause such agreement to provide, (a) for the continuation of outstanding Stock Rights by the Company (if the Company is a surviving corporation), (b) for their assumption by the surviving corporation or its parent or subsidiary, (c) for the substitution by the surviving corporation or its parent or subsidiary of its own Stock Rights for such Stock Rights, (d) for accelerated vesting, accelerated expiration and/or lapse of restrictions, or (e) for settlement in cash or cash equivalents.

         11.4 EFFECT OF CHANGE IN CONTROL. The Committee may determine and specify in any Stock Right Agreement, at the time of granting an Stock Right or thereafter, that any or all outstanding Options and other Stock Rights in the nature of rights that may be exercised shall become fully exercisable and any or all restrictions on other Stock Rights shall lapse, upon the effectiveness of a Change of Control, subject to the following limitations:

         (a) In the case of an Incentive Stock Option, the acceleration of exercisability shall not occur without the Participant's written consent.

         (b) If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the surviving entity's independent public accountants determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

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                      ARTICLE 12: AMENDMENT, MODIFICATION,
                                AND TERMINATION.

         12.1 AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Committee, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. An amendment or modification of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations and rules.

         12.2 STOCK RIGHTS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Stock Right previously granted under the Plan, without the written consent of the Participant.

                         ARTICLE 13: GENERAL PROVISIONS.

         13.1 NO RIGHTS TO STOCK RIGHTS. No Participant or employee shall have any claim to be granted any Stock Right under the Plan, and neither the Company nor the Committee is obligated to treat Participants and employees uniformly.

         13.2 NO STOCKHOLDERS RIGHTS. No Stock Right gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Stock Right.

         13.3 NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any Stock Right Agreement shall interfere with or limit in any way the "at will" nature of any Participant's employment or other relationship with the Company or any Subsidiary, nor confer upon any Participant any right to continue in the employment or any other relationship of the Company or any Subsidiary, and the Company and each Subsidiary reserve the right to terminate any Participant's employment or other relationship at any time.

         13.4 UNFUNDED STATUS OF STOCK RIGHTS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Stock Right, nothing contained in the Plan or any Stock Right Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

         13.5 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Subsidiary.

         13.6 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

         13.7 TITLES AND HEADINGS. The titles and headings of the Articles and Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         13.8 FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether rounding up will eliminate such fractional share.

         13.9 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Section 16 or its successors under the Exchange Act. To the extent any provision of the Plan or any Stock Right Agreement or any action by the Committee fails to so comply, it shall be void to the extent required by law and voidable as deemed advisable by the Committee.

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         13.10 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Stock Rights in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act any of the shares of Stock paid under the Plan. The Company may restrict the issuance or transfer of such shares in such manner as it deems advisable to ensure the satisfaction of all legal requirements relating to their registration, qualification or listing or any exemption there from.

         13.11 GOVERNING LAW. The Plan and all Stock Right Agreements shall be construed in accordance with and governed by the laws of the State of Florida.

         13.12 NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of stock options or other rights otherwise than under the Plan.

                            ARTICLE 14: DEFINITIONS.

         14.1 Definitions. The following words and phrases shall have the following meanings for purposes of this Plan:

         (a) "Stock Right" means any Option, Restricted Stock Right, or Stock-Reference Stock Right, or any other right or interest relating to Stock, cash or property, granted to a Participant under the Plan.

         (b) "Stock Right Agreement" means any written agreement, contract, or other instrument or document evidencing a Stock Right.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Change of Control" means and includes each of the following:

                  (1) Any transaction or series of transactions, whereby any person (as that term is used in Section 13 and 14(d)(2) of the Exchange
         Act), is or becomes the beneficial owner (as that term is used in
         Section 13(d) of the Exchange Act) directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; provided, that for purposes of this paragraph, the term "person" shall exclude
         (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

                  (2) Any merger, consolidation, or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Stock would be converted into cash, securities, or other property, other than (i) a merger or consolidation with a wholly owned Subsidiary, (ii) a reincorporation of the Company in a different jurisdiction, or (iii) other transaction in which there is no substantial change in the stockholders of the Company, where in the case of (i), (ii) or (iii) all then outstanding Stock Rights are assumed by the successor corporation, which assumption shall be binding on all Participants;

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                  (3) Any merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization.

                  (4) The sale, transfer, or other disposition of all or substantially all of the assets of the Company.

                  (5) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved.

         A transaction shall not constitute a Change of Control if its sole purpose is to change the state of incorporation of the Company or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

         (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (f) "Committee" means the committee of the Board described in Article
5.

         (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (h) "Fair Market Value" means with respect to Stock or any other property, the fair market value of such Stock or other property determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on the NASDAQ National Market (or on any national securities exchange on which the Stock is then listed) for that date or, if no closing price is so reported for that date, the closing price on the next preceding date for which a closing price was reported.

         (i) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

         (j) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

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

         (k) "Option" means a right granted to a Participant under Article 6 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

         (l) "Participant" means a person who, as an officer, director, employee, director, consultant, independent contractor, or adviser of the Company or any Subsidiary, has been granted a Stock Right under the Plan.

         (m) "Predecessor Plan" means the 1995 Incentive Stock Option Plan of the Company.

         (n) "Plan" means the Quest Net Corp. 1999 Equity Incentive Plan, as amended from time to time.

         (o) "Restricted Stock Stock Right" means Stock granted to a Participant or offered for sale to a Participant under Article 7.

         (p) "Securities Act" means the Securities Act of 1933, as amended.

         (q) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

         (r) "Stock-Reference Stock Right" means a right, granted to a Participant under Article 8.

         (s) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

         (t) "Ten Percent Owner" means any individual who, at the date of grant of an Incentive Stock Option, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or a Subsidiary. For purposes of determining such percentage, the following rules shall apply:

         (1) The individual with respect to whom such percentage is being determined shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and

         (2) Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.



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